FIRST AMENDMENT TO

CREDIT AGREEMENT

            This First Amendment to Credit Agreement (the “Amendment”), dated as of March 20, 2008 (the “Effective Date”), is by and among Associated Estates Realty Corporation (the “Borrower”), National City Bank and the other banks and financial institutions whose signatures appear below (collectively, the “Lenders”) and National City Bank, not individually but as administrative agent for the Lenders (the “Administrative Agent”).

RECITALS

 A.                 Borrower, Administrative Agent, and certain of the Lenders are parties to that certain Credit Agreement dated as of April 24, 2007 (the “Credit Agreement”), pursuant to which such Lenders made available to Borrower an unsecured revolving credit facility with an Aggregate Commitment of $100,000,000.  All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement.

B.                 Borrower and the Lenders wish to amend the Credit Agreement to increase the Aggregate Commitment to $150,000,000 by adding new Lenders and increasing the Commitments of certain of the existing Lenders, to extend the Facility Termination Date thereunder and to modify certain other terms, covenants, and provisions in the Credit Agreement, all as set forth herein.

            NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENTS

1.                  Incorporation. The foregoing Recitals to this Amendment are hereby incorporated and made part of this Amendment.

2.                  Effectiveness. This Amendment shall be effective from and after the Effective Date shown above, which is the date on which each of the parties hereto has executed and delivered to the Administrative Agent a counterpart of this Amendment.

3.                  New and Increased Commitments. From and after the Effective Date (i) US Bank, National Association shall be considered a “Lender” under the Credit Agreement and the Loan Documents and each shall have a Commitment in the amount shown next to its signature on the signature pages of this Amendment, and (ii) National City Bank, Wells Fargo Bank, N.A., Raymond James Bank, FSB, and The Huntington National Bank shall each be deemed to have increased its Commitment to the increased amount shown next to its signature on the signature pages of this Amendment.  For purposes of Section 14.1 of the Credit Agreement (Notices), the address(es) and facsimile number(s) for each such new Lender shall be as specified below its signature on the signature pages of this Amendment. The Borrower shall, on or before the Effective Date, execute and deliver to the Administrative Agent on behalf of each such new Lender a Note to evidence the Loans to be made by such Lender.

4.                  Changes to Defined Terms.  From and after the Effective Date, the following definitions in Article I of the Credit Agreement are amended as follows:

a.                   The definition of  “Aggregate Commitment” is deleted in its entirety and shall be replaced by the following:

                                               “Aggregate Commitment” means, as of any date, the aggregate of the then-current Commitments of all the Lenders, which is, as of the Effective Date of the First Amendment to this Agreement, $150,000,000.

b.                  The definition of  “Capitalization Rate” shall be amended by modifying clause (i) thereof to read “seven and one quarter percent (7.25%).”

c.                   The definition of “Facility Termination Date” is deleted in its entirety and shall be replaced by the following:

                        “Facility Termination Date” shall mean March 20, 2011, which shall be the third (3rd ) anniversary of the Effective Date of the First Amendment to this Agreement, or if such day is not a Business Day the last Business Day immediately preceding such day.

d.                    The definition of “Total Asset Value” is deleted in its entirety and shall be replaced with the following:

     “Total Asset Value” means, as of any date, (i) the Net Operating Income for the most recent four (4) consecutive fiscal quarters of the Borrower for which financial results have been reported attributable to Projects then owned or leased by Borrower or any other member of the Consolidated Group (excluding 100% of the Net Operating Income attributable to any such Projects which have not been owned or leased by any combination of Borrower, other members of the Consolidated Group or Investment Affiliates for at least eight (8) full fiscal quarters as of the end of the most recent fiscal quarter for which financial results have been reported, other than Net Operating Income from Overlimit Projects (as defined below) then owned or leased by Borrower or any other member of the Consolidated Group which Net Operating Income will be included in this clause (i)) divided by the Capitalization Rate, plus (ii) 100% of cost for any such Projects first acquired or leased during such eight (8) fiscal quarter period (including the amount of any assumed Indebtedness secured thereby) which are not Overlimit Projects, plus (iii) the Consolidated Group Pro Rata Share of Net Operating Income for the most recent four (4) consecutive fiscal quarters of the Borrower for which financial results have been reported attributable to Projects then owned or leased by an Investment Affiliate (excluding Net Operating Income attributable to any such Projects which have not been so owned or leased for eight (8) fiscal quarters as of the end of such most recent fiscal quarter for which financial results have been reported, other than Net Operating Income from Overlimit Projects (as defined below) then owned or leased by an Investment Affiliate which Net Operating Income will be included in this clause (iii)) divided by the Capitalization Rate, plus (iv) the Consolidated Group Pro Rata Share of 100% of cost for any such Projects first acquired or leased by an Investment Affiliate during such eight (8) fiscal quarter period (including the amount of any assumed Indebtedness secured thereby); plus (v) cash and Cash Equivalents owned by Borrower or any other member of the Consolidated Group as of the end of the most recent fiscal quarter for which financial results have been reported, plus (vi) the Consolidated Group Pro Rata Share of all cash and Cash Equivalents owned by Investment Affiliates as of the end of the most recent fiscal quarter financial results have been reported plus (vii) Real Property Under Development and Undeveloped Land of the Consolidated Group, valued at cost, plus (viii) the Consolidated Group Pro Rata Share of any Real Property Under Development and Undeveloped Land of Investment Affiliates, valued at cost, plus (ix) First Mortgage Receivables owned by the Consolidated Group, valued in accordance with GAAP, plus (x) the Consolidated Group Pro Rata Share of First Mortgage Receivables owned by any Investment Affiliates, valued in accordance with GAAP.  As used herein, the term “Overlimit Projects” shall mean, if at any time the aggregate amount contributed to Total Asset Value under clauses (ii) and (iv) of this definition on account of acquired Projects owned or leased for more than four (4) quarters but less than nine (9) quarters would exceed twenty percent (20%) of Total Asset Value, a sufficient number of such Project(s) which would otherwise be valued at cost under such clauses (ii) or (iv), which the Company shall designate to instead be valued in accordance with clauses (i) or (iii), so that the aggregate value of the remaining Projects owned or leased for more than four (4) quarters but less than nine (9) quarters which are included at cost under clauses (ii) and (iv) of this definition do not exceed twenty percent (20%) of Total Asset Value.

e.                   The definition of “Unencumbered Real Property Value” is deleted in its entirety and shall be replaced by the following:

                                              “Unencumbered Real Property Value” shall mean, as of any date, (i) Unencumbered Real Property Adjusted NOI divided by the Capitalization Rate applicable thereto, plus (ii) the cost of all Qualifying Unencumbered Projects then owned by Borrower or a Subsidiary Guarantor which have not been owned by any combination of Borrower, other members of the Consolidated Group or Investment Affiliates for eight (8) consecutive full fiscal quarters as of the end of the most recent fiscal quarter of Borrower for which financial results have been reported other than Overlimit Unencumbered Projects, with the cost of each such Qualifying Unencumbered Project being the amount capitalized as “real estate” on Borrower’s balance sheet plus any portion of the acquisition cost required to be allocated as an intangible asset by GAAP.  As used herein, the term “Overlimit Unencumbered Projects” shall mean, if at any time the aggregate amount contributed to Unencumbered Real Property Value under clause (i) of this definition for acquired Qualifying Unencumbered Projects owned or leased for more than four (4) quarters but less than nine (9) quarters would exceed twenty percent (20%) of Unencumbered Real Property Value, a sufficient number of such Project(s) which would otherwise be valued at cost under such clause (ii), which the Company shall designate to instead be valued in accordance with clause (i), so that the aggregate value of the remaining Qualifying Unencumbered Projects owned or leased for more than four (4) quarters but less than nine (9) quarters which are included at cost under clause (ii) of this definition does not exceed twenty percent (20%) of Unencumbered Real Property Value. [

f.                   The definition of “Unencumbered Real Property Adjusted NOI” is deleted in its entirety and shall be replaced by the following:

                                             “Unencumbered Real Property Adjusted NOI” shall mean, as of any date,  the Net Operating Income for the most recent four (4) consecutive fiscal quarters of Borrower for which financial results have been reported attributable to Qualifying Unencumbered Projects then owned or leased by Borrower or a Subsidiary Guarantor (excluding Net Operating Income attributable to any such Qualifying Unencumbered Projects which have not been owned or leased by any combination of Borrower, other members of the Consolidated Group or Investment Affiliates for eight (8) full fiscal quarters as of the end of the most recent fiscal quarter of Borrower for which financial results have been reported other than Net Operating Income from Overlimit Unencumbered Projects then owned or leased by Borrower or a Subsidiary Guarantor which shall be included in this definition), less (i) management fees equal to 2.5% of the aggregate gross revenues attributable to such Qualifying Unencumbered Projects for such period, and less (ii) a capital expenditure reserve equal to $150 per unit for such Qualifying Unencumbered Projects.

5.                  Other Changes to Credit Agreement.  From and after the Effective Date, the following sections in the Credit Agreement shall be modified as follows:

         a.                  In Section 2.5 the words “(the “Fee Letter”)” shall be replaced by the words “and pursuant to the Borrower’s letter agreement with the Administrative Agent dated as of February 13, 2008 (collectively, the “Fee Letter”).”

        b.                   The text of Section 7.20(b) shall be deleted in its entirety and replaced with the following:  “The ratio of Consolidated Adjusted EBITDA to Consolidated Fixed Charges to be less than 1.35:1 as of the end of any fiscal quarter.”

        c.                   The text of Section 7.20(c) shall be deleted in its entirety and replaced with the following:  “The ratio of Consolidated Unsecured Indebtedness to Unencumbered Real Property Value to be greater than 0.65:1 as of the end of any fiscal quarter.”

       d.                    In Section 7.20(d) the ratio “2.40:1” shall be replaced with “2.00:1.”

       e.                   A new subsection (e) shall be added at the end of Section 7.20 and shall read as follows:

                             “(e) The percentage of the total residential units in the Qualifying Unencumbered Projects that are physically occupied by tenants under third party occupancy leases to be less than 85% as of any date, provided however that, if and to the extent that the total percentage of residential units in the Qualifying Unencumbered Projects that are physically occupied by tenants under third party occupancy leases falls below the 85% threshold at any time, Borrower may, within thirty (30) days from such date, either (i) add an Eligible Unencumbered Project (in accordance with Section 3.1 of the Credit Agreement), (ii)  replace a Qualifying Unencumbered Project, or (iii) remove a Qualifying Unencumbered Project (in accordance with Section 3.3 of the Credit Agreement) in order to comply with such 85% minimum threshold.”

    f.                         The following sentence shall be added at the end of Section 9.2:

                               “Notwithstanding anything to the contrary in this Section 9.2, no such supplemental agreement or waiver shall modify Section 7.12 or the definition of Change in Control or delete or modify the reference to Section 7.12 which is contained in Section 8.3 without the consent of Lenders in the aggregate having at least 75% of the Aggregate Commitment, or if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 75% of the aggregate unpaid principal amount of the outstanding Advances.”

6.                  Representations and Warranties.  Borrower hereby represents and warrants to Lenders and the Administrative Agent that as of the Effective Date:

         a.                   no Default or Unmatured Default exists under the Credit Agreement or the other Loan Documents or will exist after giving effect to the terms of this Amendment;

         b.                  the representations and warranties contained in Article VI of the Credit Agreement are true and correct;

        c.                   the Credit Agreement and the other Loan Documents are in full force and effect and it has no defenses or offsets to, or claims or counterclaims relating to, the obligations under the Credit Agreement or any of the other Loan Documents;

        d.                  other than changes which have been previously provided to and approved by the Administrative Agent, no changes have been made to its organizational documents since the Agreement Execution Date; and

        e.                   it has full power and authority to execute this Amendment.

7.                 Reimbursement to Administrative Agent.  The Borrower agrees to reimburse the Administrative Agent for all reasonable out-of-pocket expenses (including, but not limited to fees relating to legal, consulting, or auditing expenses) incurred in connection with the preparation, negotiation, and consummation of this Amendment.

8.                  References to Credit Agreement; Inconsistency.  All references in the Loan Documents to the Credit Agreement henceforth shall be deemed to refer to the Credit Agreement as amended by this Amendment.  In the event of a conflict or inconsistency between the provisions of the Loan Documents and the provisions of this Amendment, the provisions of this Amendment shall govern.

9.                  Continuing Force and Effect of Credit Agreement and Loan Documents.  The provisions of the Credit Agreement and other Loan Documents are in full force and effect, except as amended herein, and the Loan Documents as so amended are hereby ratified and reaffirmed by Borrower.  Nothing contained in this Amendment shall be construed to disturb, discharge, cancel, impair or extinguish the indebtedness evidenced by the existing Notes and the other Loan Documents.

          10.                 Counterparts.  This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart.  This Amendment shall be construed in accordance with the internal laws (and not the law of conflicts) of the State of Ohio, but giving effect to federal laws applicable to national banks.

              IN WITNESS WHEREOF, Borrower, Lenders and the Administrative Agent have executed this Agreement as of the date first above written.

ASSOCIATED ESTATES REALTY CORPORATION,

an Ohio corporation

            By:  /s/ Martin A. Fishman
            Name: Martin A. Fishman
            Title:    Vice President

1 AEC Parkway
Richmond Heights, Ohio  44143
Attention:  Chief Financial Officer & Legal Department
Phone:  216-261-3902
Facsimile:  216-797-8779
With a copy to:

Greenberg Traurig, LLP
77 West Wacker Drive
Chicago, Illinois  60601

Attention:  Michael T. Fishman
Phone:  312- 476-5075
Fax:  312-456-8435

   The undersigned, being all of the Subsidiary Guarantors under the Credit Agreement, hereby consent to and approve of the foregoing Amendment and agree that their obligations under the Subsidiary Guaranty shall continue in full force and effect with respect to the Loan, as increased and modified by the foregoing Amendment:

AERC COUNTRY PLACE, LLC

By:    AERC Country, Inc.
         Its Managing Member

By:   /s/ Martin A. Fishman
Name:  Martin A. Fishman
Title:  Vice President

AERC COURTNEY CHASE, LLC

By:    Associated Estates Realty Corporation

By:  /s/ Martin A. Fishman
Name: Martin A. Fishman
Title:  Vice President

AERC MORGAN PLACE, INC.

By:  /s/ Martin A. Fishman
Name: Martin A. Fishman
Title:  Vice President

BUCKHEAD AERC, LLC

By: Associated Estates Realty Corporation

By:  /s/ Martin A. Fishman
Name:  Martin A. Fishman
Title:  Vice President

                                                                                    AERC-REMINGTON PLACE, INC.

By:  /s/ Martin A. Fishman
Name:  Martin A. Fishman
Title:  Vice President

                                                                                    SANDLER at ALTA LAGO, L.L.C.

By:  Associated Estates Realty Corporation

By:  /s/ Martin A. Fishman
Name:  Martin A. Fishman
Title:  Vice President

AERC WILLIAMSBURG, INC.

By:

Name:  Martin A. Fishman
Title:  Vice President

AERC ARROWHEAD STATION, INC.

By:  /s/ Martin A. Fishman
Name:  Martin A. Fishman
Title:  Vice President

AERC BAY CLUB, INC.

By:  /s/ Martin A. Fishman
Name:  Martin A. Fishman
Title:  Vice President

AERC BEDFORD COMMONS, INC.

By:   /s/ Martin A. Fishman
Name:  Martin A. Fishman
Title:  Vice President

AERC STEEPLECHASE, LLC

By:    AERC Shiloh Member, Inc.
         Its Managing Member

By:  /s/ Martin A. Fishman
Name:  Martin A. Fishman
Title:  Vice President

AERC WESTCHESTER, INC.

By:  /s/ Martin A. Fishman
Name:  Martin A. Fishman
Title:  Vice President

ASPEN LAKES - AERC, INC.

By:  /s/ Martin A. Fishman
Name:  Martin A. Fishman
Title:  Vice President

AERC LANDINGS AT PRESERVE, LLC

By:    AERC Landings, Inc.
         Its Managing Member

By:   /s/ Martin A. Fishman
Name:  Martin A. Fishman
Title:  Vice President

AERC BENNELL, INC.

By:  /s/ Martin A. Fishman
Name:  Martin A. Fishman
Title:  Vice President

AERC LAKE FOREST, INC.

By:  /s/ Martin A. Fishman
|Name:  Martin A. Fishman
Title:  Vice President

COMMITMENT:                                            NATIONAL CITY BANK,

$38,500,000                                                    Individually and as Administrative Agent

            By:  /s/ Martin D. Rodriguez
            Name: Martin D. Rodriguez
            Title:    Senior Vice President

                                    National City Bank
                        Investment Real Estate
                        One Chagrin Highlands
                        2000 Auburn Drive, Suite 400
                        Beachwood, Ohio  44122-4327
                        Attention:  Martin D. Rodriguez
                        Phone:  216-488-9123
                        Facsimile:  216-488-3160

COMMITMENT:                                            WELLS FARGO BANK, N.A.,

$38,500,000                                                    Individually and as Documentation Agent

            By: /s/ A. Geraldi Perry
            Name:  A. Geraldi Perry
            Title:  Assistant Vice President

                                    200 Public Square
                        Suite 3200
                        Cleveland, OH  44114
                        Attention:  Toni G. Perry
                        Phone:  216-344-6946
                        Facsimile:  216-344-6971

COMMITMENT:                                            RAYMOND JAMES BANK, FSB

$25,000,000

            By:  /s/ James M. Armstrong
            Name:  James M. Armstrong
            Title:      Vice President

                                    710 Carillon Parkway
                        St. Petersburg, FL  33716
                        Attention:  James M. Armstrong
                         Phone:  727-567-7919
                         Facsimile:  727-567-8830

COMMITMENT:                                            THE HUNTINGTON NATIONAL BANK

$24,000,000

            By:  /s/ Stephen D. Bobonich
            Name: Stephen D. Bobonich
            Title:    Vice President

                                    925 Euclid Avenue
                        Suite 1990, CM17
                        Cleveland, OH  44115
                        Attention:  Stephen D. Bobonich
                        Phone: 216-515-6235
                        Facsimile: 216-515-6251

COMMITMENT:                                            U.S. BANK NATIONAL ASSOCIATION

$24,000,000

            By:  /s/ Leonard Olsavsky
            Name: Leonard Olsavsky
            Title:    Vice President

            U.S. Bank National Association
            Commercial Real Estate, Mid-East Region
            1350 Euclid Avenue
             Suite 1100, Mail Code CN-OH-RN11
             Cleveland, Ohio 44115
             Attention:  Leonard Olsavsky
             Phone: 216-623-9212
             Facsimile: 216-241-0164